Exhibit 10.03



              SEVENTH AMENDMENT TO CREDIT AGREEMENT

          THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), is made and entered into as of February 22, 2002 (the "Effective Date"), by and among CONSOLIDATED FREIGHTWAYS CORPORATION, a Delaware corporation ("Borrower"), the other Credit Parties signatory to the Credit Agreement described below (collectively, together with the Borrower, the "Credit Parties") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender").

                      W I T N E S S E T H:

          WHEREAS, Borrower, the other Credit Parties and Lender are parties to that certain Credit Agreement, dated as of October 24, 2001 (as amended to the date hereof, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement), pursuant to which Lender has committed to make certain loans to Borrower upon the terms and conditions set forth therein; and

          WHEREAS, Borrower, the other Credit Parties and Lender desire to modify the Credit Agreement in certain respects in accordance with and subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the other Credit Parties and Lender do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

          1. Consent, Waiver and Release. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in
Section 7 below, the Lender hereby (i) consents to the sale of that certain real property located at 14371 Santa Anna Avenue, Fontana California (together with any improvements thereon and any fixtures affixed to such real property, collectively, the "Fontana Property"), (ii) waives any Default or Event of Default arising under Section 6.8 of the Credit Agreement solely in connection with the sale of the Fontana Property, (iii) releases its Lien on the Fontana property and (iv) waives the requirements in paragraphs (b) through (e), inclusive, of Annex G to the Credit Agreement solely in connection with the consummation of the sale of the Fontana Property. In order to induce Lender to grant such consent, waiver and release, Borrower hereby agrees that it shall cause $800,000 of the net sale proceeds to be paid directly to Lender to be applied to repay the principal amount of the Loans.

          2. Amendments to the Credit Agreement. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions precedent specified in Section 7 below, the Credit Agreement is hereby amended as follows:


               (A) Section 1.2(b)(ii) to the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following amended Section 1.2(b)(ii) to read in its entirety as follows:


                    (ii) Immediately upon receipt by any Credit Party or any Foreign or Domestic Subsidiary of any Credit Party of: (i) the proceeds of any Asset Disposition by such Credit Party or such Subsidiary (excluding (x) proceeds received by CF Delaware from any sales of accounts receivables and related rights made prior to an Incipient Termination Event or a Termination Event by CF Delaware to the Receivables Subsidiary pursuant to the Receivables Sale and Contribution Agreement and (y) proceeds received by one or more of the SPE Subsidiaries in connection with their formation and proceeds received by CF Delaware in connection with the transfer of the Conveyed Properties by CF Delaware to one or more of the SPE Subsidiaries), other than (1) the proceeds from Real Property Asset Dispositions occurring after the Seventh Amendment Effective Date, provided that the aggregate amount of net proceeds from all such Real Property Asset Dispositions does not at any time exceed $4,100,000, and (2) the proceeds from any other Asset Dispositions that individually are not in excess of $100,000; or (ii) the proceeds of any sale of Stock of any Credit Party or any Foreign or Domestic Subsidiary of any Credit Party (excluding any sale of Stock from the SPE Subsidiaries to any Credit Party in connection with the formation of the SPE Subsidiaries), Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment  shall  be applied in  accordance  with
               Section 1.2(c) below.


               (B) Annex A to the Credit Agreement is hereby amended by deleting therefrom definitions of "Borrowing Base" and "Revolving Loan Commitment" in their entirety and substituting the following amended definitions of such terms in lieu thereof:


                    "Borrowing Base" shall mean, as of  any  date
               of determination by Lender, from time to time, an amount equal to the sum of (a) thirty nine and twenty-one hundredths percent (39.21%) of the Appraised Value of Eligible Mortgaged Property less (b) any and all Reserves established by Lender at such time including, without limitation, Reserves for environmental remediation costs, accrued but unpaid taxes, insurance and other Charges and expenses pertaining to such Mortgaged Property. Notwithstanding the foregoing, irrespective of whether any of the conditions in
               Section 2 have been satisfied, the Borrowing Base shall not at any time exceed an amount equal to $41,200,000 less the following amounts (x) the total amount of any mandatory prepayments required to be made pursuant to Section 1.2(b)(ii) as a result of the consummation from time to time of any Asset Dispositions after the Seventh Amendment Effective Date, (y) the total amount of any mandatory prepayments required to be made pursuant to Section 1.2(b)(iii) as a result of any issuance from time to time of Stock and (z) the total amount of any mandatory prepayments required to be made pursuant to Section 1.2(b)(iii) as a result of the issuance from time to time of any debt securities or the incurrence from time to time of any Funded Debt, provided, however, that the amount in this clause (z) shall be deemed to be Zero Dollars ($0) if at the time of receipt of the proceeds from the issuance of such debt securities or the incurrence of such Funded Debt, the Revolving Loan Commitment is then equal to or less than $25,000,000.


                    "Revolving   Loan   Commitment"   means   the
               commitment of Lender to make Revolving Credit Advances, which commitment shall be Forty Nine Million Two Hundred Thousand Dollars ($49,200,000) on the Seventh Amendment Effective Date, as such amount may be adjusted, if at all, from time to time thereafter in accordance with this Agreement.


               (C) Annex A to the Credit Agreement is hereby further amended by adding in alphabetical order the following definitions:


                    "Seventh Amendment Effective Date" shall mean
               February 22, 2002.


               (D) Annex F to the Credit Agreement is hereby amended by deleting the reference to the 14371 Santa
          Anna Avenue, Fontana, California property from such annex.

          3. No Other Amendments. Except for the covenant, waiver and release expressly set forth and referred to in Section 1 and the amendments expressly set forth and referred to in
Section 2, the Credit Agreement shall remain unchanged and in full force and effect. Nothing in this Amendment is intended or shall be construed to be a novation of any of the Credit Agreement or to affect, modify or impair the continuity or perfection of the Lenders Liens under the Collateral Documents.

          4. Representations and Warranties. To induce Lender to enter into this Amendment, Borrower and each of the other Credit Parties hereby warrant, represent and covenant to Lender that: (a) this Amendment has been duly authorized, executed and delivered by Borrower and each other Credit Party signatory thereto, (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of this date, and (c) after giving effect to this Amendment, all of the representations and warranties made by Borrower and each other Credit Party in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach in any material respect by Borrower or any other Credit Party of any of its representations and warranties contained in this Section 4 shall be an Event of Default under the Credit Agreement.

          5. Ratification and Acknowledgment. Borrower and each of the other Credit Parties hereby ratify and reaffirm each and every term, covenant and condition set forth in the Credit Agreement and all other documents delivered by such company in connection therewith (including without limitation the other Loan Documents to which Borrower or any other Credit Party is a party), effective as of the date hereof.

          6. Estoppel. To induce Lender to enter into this Amendment, Borrower and each of the other Credit Parties hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Borrower or any Credit Party as against Lender with respect to the obligations of Borrower or any Credit Party to Lender under the Credit Agreement or the other Loan Documents, either with or without giving effect to this Amendment.

          7. Conditions to Effectiveness. This Amendment shall become effective, as of the Effective Date, subject to the prior or subsequent receipt by the Lender of the following, in each case, in form and substance satisfactory to Lender:

          (a) this Amendment, duly executed, completed and delivered by Borrower and each other Credit Party.

          (b) evidence of the consummation of the sale of the Fontana Property.

          (c) evidence that CF Delaware has received net proceeds of $902,305.88 in immediately available funds from the sale of the Fontana Property.

          (d) a payment directly from buyer's escrow agent to Lender of $800,000 in immediately available funds representing a portion of the sale proceeds in connection with the sale of the Fontana Property, to be applied to the repayment of the principal amount of the Loans.

Upon the effective date of this Amendment, all of the waivers set forth in Section 1 and the amendments set forth in Section 2 of this Amendment shall become effective as of the effective date of this Amendment.

          8. Reimbursement of Expenses. Borrower and each of the other Credit Parties hereby agree that Borrower and each of the other Credit Parties shall reimburse Lender on demand for all costs and expenses (including without limitation reasonable attorney's fees) incurred by Lender in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

          9.   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID
STATE.

          10. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Borrower and each of the other Credit Parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

          11. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

          12. Entire Agreement. The Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.



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                              page]


          IN WITNESS WHEREOF, the parties have caused this Seventh Amendment to Credit Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        BORROWER:

                         CONSOLIDATED FREIGHTWAYS CORPORATION


                         By /s/Robert E. Wrightson
                         Name: Robert E. Wrightson
                         Title:  Executive  Vice  President   and
                         Chief Financial Officer

                         LENDER:

                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By /s/Craig Winslow
                         Name: Craig Winslow
                         Title:    Duly Authorized Signatory


                         CREDIT PARTIES:

                         CONSOLIDATED FREIGHTWAYS CORPORATION  OF
                         DELAWARE


                         By /s/Robert E. Wrightson
                         Name: Robert E. Wrightson
                         Title:  Executive  Vice  President   and
                         Chief Financial Officer


                         CF AIRFREIGHT CORPORATION


                         By /s/Robert E. Wrightson
                         Name: Robert E. Wrightson
                         Title:  Executive  Vice  President   and
                         Chief Financial Officer

                         REDWOOD SYSTEMS, INC.


                         By:/s/Kerry K. Morgan
                         Name:Kerry K. Morgan
                         Title:Vice President and Treasurer


                         LELAND JAMES SERVICE CORPORATION


                         By:/s/Kerry K. Morgan
                         Name:Kerry K. Morgan
                         Title:Vice President and Treasurer